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Exhibit 23.1

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated May 25, 2001 relating to the consolidated financial statements and financial statement schedule, which appear in Intraware, Inc.'s Annual Report on Form 10-K for the year ended February 28, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 12, 2001

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Consent of Independent Accountants